SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2007

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Colorado	333-01173	84-0467907
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8515 East Orchard Road Greenwood Village, Colorado	80111
(Address of Principal Executive offices)	(Zip Code)

8515 East Orchard Road, Greenwood Village, Colorado	80111
(Address of Principal Executive offices)	(Zip Code)

(303) 737-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 1, 2007, Great-West Lifeco Inc., an indirect Canadian parent company of the Registrant, issued a press release regarding its financial results for the second quarter of 2007. The press release includes a discussion of the financial results of the Registrant. A copy of the press release is attached as Exhibit 99 hereto. The dollar amounts referred to in the press release are in Canadian dollars unless otherwise stated.

ITEM 7.01	REGULATION FD DISCLOSURE

On August 1, 2007, Great-West Lifeco Inc., an indirect Canadian parent company of the Registrant, issued a press release regarding its financial results for the second quarter of 2007. The press release includes a discussion of the financial results of the Registrant. A copy of the press release is attached as Exhibit 99 hereto. The dollar amounts referred to in the press release are in Canadian dollars unless otherwise stated.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Title

99	Great-West Lifeco Inc. Press Release dated August 1, 2007

This Form 8-K contains forward-looking statements. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. In particular, statements using verbs such as “expect,” “anticipate,” “believe” or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Registrant’s beliefs concerning future or projected levels of sales of the Registrant’s products, investment spreads or yields, or the earnings or profitability of the Registrant’s activities. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Registrant’s control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Registrant. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Registrant specifically, such as credit, volatility and other risks associated with the Registrant’s investment portfolio, and other factors. Readers should also consider other matters, including any risks and uncertainties, discussed in documents filed by the Registrant and certain of its subsidiaries with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2007

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By: /s/ Richard G. Schultz

Name: Richard G. Schultz

Title: Chief Legal Officer, Corporate

and Secretary

EXHIBIT INDEX

Exhibit No.	Description
----------	-----------
99	Press Release issued by Great-West Lifeco Inc. on August 1, 2007

Great-West

LIFECO Inc.

RELEASE

Readers are referred to the cautionary note regarding Forward-Looking Information and Non-GAAP Financial Measures at the end of this Release.

TSX:GWO

Great-West Lifeco reports second quarter 2007 results and dividend increase

Winnipeg, August 1, 2007 ... Great-West Lifeco Inc. (Lifeco) has reported net income attributable to common shareholders of $544 million for the three months ended June 30, 2007 compared to net income of $461 million reported a year ago. On a per share basis, this represents $0.610 per common share for the three months ended June 30, 2007, an increase of 18% compared to $0.516 per common share for 2006.

For the six months ended June 30, 2007 net income attributable to common shareholders was $1,058 million compared to $907 million reported a year ago. On a per share basis, this represents $1.186 per common share for the six months ended June 30, 2007, an increase of 17% compared to $1.017 per common share for 2006.

Lifeco reported earnings growth in all reporting segments, with significant growth in the Company’s European segment.

Highlights

•

Quarterly dividends declared were $0.2750 per common share, an increase of 2 cents per common share, or 8%, payable September 28, 2007. Dividends paid on common shares for the six months ended June 30, 2007 were 14% higher than a year ago.

•	Earnings per common share for the second quarter of 2007 increased 18% compared to a year ago.
•	Return on common shareholders’ equity was 21.5% for the twelve months ended June 30, 2007.

Consolidated net income for Lifeco is comprised of the net income of The Great-West Life Assurance Company (Great-West Life), Canada Life Financial Corporation (CLFC), London Life Insurance Company (London Life) and Great-West Life & Annuity Insurance Company (GWL&A), together with Lifeco's corporate results.

CANADA

Net income attributable to common shareholders for the second quarter of 2007 was $257 million compared to $245 million in 2006, an increase of 5%.

For the six months ended June 30, 2007, net income attributable to common shareholders was up 7% to $482 million from $449 million for the six months ended June 30, 2006. Individual Insurance & Investment Products earnings at $321 million were up 12% while Group Insurance earnings of $179 million were up 8%. Corporate earnings were down $16 million from 2006 reflecting the positive impact in 2006 of a change in Federal Corporate tax rates.

Total sales for the six months ended June 30, 2007 were $5,033 million, compared to $4,315 million in 2006, an increase of 17%.

Total assets under administration at June 30, 2007 were $101.1 billion, compared to $96.6 billion at December 31, 2006.

UNITED STATES

Net income attributable to common shareholders for the second quarter of 2007 increased 7% to $136 million from $127 million for the second quarter of 2006. For the six months ended June 30, 2007, net income attributable to common shareholders was up 7% to $278 million from $261 million for the six months ended June 30, 2006.

Total sales for the six months ended June 30, 2007 were $3,155 million, compared to $2,130 million in 2006, an increase of 48%.

Total assets under administration at June 30, 2007 were $45.9 billion, compared to $48.2 billion at December 31, 2006.

EUROPE

Net income attributable to common shareholders for the second quarter of 2007 increased 59% to $153 million from $96 million for the second quarter of 2006. For the six months ended June 30, 2007, net income attributable to common shareholders was up 45% to $300 million from $207 million for the six months ended June 30, 2006.

Total sales for the six months ended June 30, 2007 were $3,425 million, compared to $2,660 million in 2006, an increase of 29%.

Total assets under administration at June 30, 2007 were $64.5 billion, compared to $67.8 billion at December 31, 2006.

CORPORATE

Corporate net income for Lifeco attributable to common shareholders was a net charge of $2 million for the second quarter of 2007 and $2 million for the six months ended June 30, 2007 compared to net charges of $7 million and $10 million in 2006.

QUARTERLY DIVIDENDS

At its meeting today, the Board of Directors approved a quarterly dividend of $0.2750 per share on the common shares of the Company payable September 28, 2007 to shareholders of record at the close of business August 31, 2007.

In addition, the Directors approved quarterly dividends on:

•	Series D First Preferred Shares of $0.293750 per share;
•	Series E First Preferred Shares of $0.30 per share;
•	Series F First Preferred Shares of $0.36875 per share;
•	Series G First Preferred Shares of $0.325 per share;
•	Series H First Preferred Shares of $0.30313 per share; and
•	Series I First Preferred Shares of $0.28125 per share;

all payable September 28, 2007 to shareholders of record at the close of business August 31, 2007.

For purposes of the Income Tax Act (Canada), and any similar provincial legislation, the dividends referred to above are eligible dividends.

GREAT-WEST LIFECO

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses. The Company has operations in Canada, the United States and Europe through The Great-West Life Assurance Company, London Life Insurance Company, The Canada Life Assurance Company and Great-West Life & Annuity Insurance Company. Lifeco and its companies have over $211 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.

Cautionary note regarding Forward-Looking Information

This release contains some forward-looking statements about the Company, including its business operations, strategy and expected financial performance and condition. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” or negative versions thereof and similar expressions. In addition, any statement that may be made concerning future financial performance (including revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company action is also a forward-looking statement. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to, among other things, risks, uncertainties and assumptions about the Company, economic factors and the financial services industry generally, including the insurance and mutual fund industries. They are not guarantees of future performance, and actual events and results could differ materially from those expressed or implied by forward-looking statements made by the Company due to, but not limited to, important factors such as sales levels, premium income, fee income, expense levels, mortality experience, morbidity experience, policy lapse rates and taxes, as well as general economic, political and market factors in North America and internationally, interest and foreign exchange rates, global equity and capital markets, business competition, technological change, changes in government regulations, unexpected judicial or regulatory proceedings, catastrophic events, and the Company's ability to complete strategic transactions and integrate acquisitions. The reader is cautioned that the foregoing list of important factors is not exhaustive, and there may be other factors listed in other filings with securities regulators, including factors set out under “Risk Management and Control Practices” in the Company’s 2006 Annual Management’s Discussion and Analysis, which, along with other filings, is available for review at www.sedar.com. The reader is also cautioned to consider these and other factors carefully and to not place undue reliance on forward-looking statements. Other than as specifically required by applicable law, the Company has no intention to update any forward-looking statements whether as a result of new information, future events or otherwise.

Cautionary note regarding Non-GAAP Financial Measures

This release contains some non-GAAP financial measures. Terms by which non-GAAP financial measures are identified include but are not limited to “earnings before restructuring charges”, “adjusted net income”, “earnings before adjustments”, “premiums and deposits”, “sales”, and other similar expressions. Non-GAAP financial measures are used to provide management and investors with additional measures of performance. However, non-GAAP financial measures do not have standard meanings prescribed by GAAP and are not directly comparable to similar measures used by other companies. Please refer to the appropriate reconciliations of these non-GAAP financial measures to measures prescribed by GAAP.

Further information

Selected financial information is attached.

Great-West Lifeco's second quarter analyst teleconference will be held Wednesday, August 1 at 3:00 p.m. (Eastern). The call can be accessed through www.greatwestlifeco.com or by phone, through listen-only lines at:

•	Participants in the Toronto area: 416-406-6419
•	Participants from North America: 1-888-575-8232
•	Participants from Overseas: Dial international access code first, then 800-9559-6849

A replay of the call will be available from August 1, until August 8, 2007, and can be accessed by calling 1-800-408-3053 or 416-695-5800 in Toronto (passcode: 3217094#).

Additional information relating to Lifeco, including the most recent interim unaudited financial statements, interim Management's Discussion and Analysis (MD&A), and CEO/CFO certificates will be filed on SEDAR at www.sedar.com.

For more information contact:

Marlene Klassen

Director, Media & Public Relations

(204) 946-7705

Great-West

LIFECO Inc.

FINANCIAL HIGHLIGHTS (unaudited)
(in $ millions except per share amounts)

	For the three months ended June 30			For the six months ended June 30
	2007	2006	% Change	2007	2006	% Change

Premiums:
Life insurance, guaranteed annuities
and insured health products	$4,266	$4,444	-4%	$9,879	$8,139	21%
Self-funded premium equivalents (ASO contracts)	1,843	1,886	-2%	3,807	3,805	—
Segregated funds deposits:
Individual products	2,352	2,148	9%	5,053	4,169	21%
Group products	1,428	1,168	22%	3,144	2,721	16%
Proprietary mutual funds deposits	203	163	25%	423	324	31%
Total premiums and deposits	10,092	9,809	3%	22,306	19,158	16%

Fee and other income	749	667	12%	1,513	1,324	14%
Paid or credited to policyholders	2,764	4,959	-44%	8,348	8,960	-7%

Net income - common shareholders	544	461	18%	1,058	907	17%

Per common share
Basic earnings	$0.610	$0.516	18%	$1.186	$1.017	17%
Dividends paid	0.255	0.22375	14%	0.510	0.4475	14%
Book value				11.02	10.17	8%

Return on common shareholders’ equity (12 months):				21.5%	21.7%
At June 30
Total assets				$117,056	$113,019	4%
Segregated funds net assets				92,224	78,349	18%
Proprietary mutual funds net assets				2,252	1,577	43%
Total assets under administration				$211,532	$192,945	10%

Share capital and surplus				$10,934	$10,162	8%

SUMMARY OF CONSOLIDATED OPERATIONS (unaudited)
(in $ millions except per share amounts)
	For the three months		For the six months
	ended June 30		ended June 30
	2007	2006	2007	2006
	(note 1(a))		(note 1(a))
Income
Premium income	$4,266	$4,444	$9,879	$8,139
Net investment income (note 3)
Regular net investment income	1,487	1,516	2,905	2,839
Changes in fair value on held for trading assets	(1,931)	—	(2,347)	—
Total net investment income	(444)	1,516	558	2,839
Fee and other income	749	667	1,513	1,324

	4,571	6,627	11,950	12,302

Benefits and expenses
Policyholder benefits	3,742	3,898	9,188	7,482
Policyholder dividends and experience refunds	307	286	472	565
Change in actuarial liabilities	(1,285)	775	(1,312)	913
Total paid or credited to policyholders	2,764	4,959	8,348	8,960

Commissions	374	332	752	674
Operating expenses	560	541	1,155	1,103
Premium taxes	58	66	122	126
Financing charges (note 4)	53	51	104	98
Amortization of finite life intangible assets	7	5	15	9

Net income before income taxes	755	673	1,454	1,332

Income taxes- current	205	110	354	227
- future	(51)	26	(62)	78

Net income before non-controlling interests	601	537	1,162	1,027

Non-controlling interests (note 9)	43	62	76	96

Net income	558	475	1,086	931

Perpetual preferred share dividends	14	14	28	24

Net income - common shareholders	$544	$461	$1,058	$907

Earnings per common share (note 13)

Basic	$0.610	$0.516	$1.186	$1.017

Diluted	$0.606	$0.513	$1.177	$1.010

CONSOLIDATED BALANCE SHEETS (unaudited)
(in $ millions)
	June 30, 2007	December 31, 2006	June 30, 2006
	(note 1(a))
Assets

Bonds (note 2)	$69,456	$65,246	$60,479
Mortgage loans (note 2)	15,172	15,334	14,855
Stocks (note 2)	5,866	4,766	4,236
Real estate (note 2)	2,207	2,216	1,868
Loans to policyholders	6,496	6,776	6,670
Cash and cash equivalents	4,132	3,083	3,186
Funds held by ceding insurers	1,720	12,371	11,526
Goodwill	5,439	5,444	5,324
Intangible assets	1,541	1,575	1,452
Other assets (note 5)	5,027	3,717	3,423

Total assets	$117,056	$120,528	$113,019

Liabilities

Policy liabilities
Actuarial liabilities	$87,773	$89,490	$81,221
Provision for claims	1,238	1,266	1,110
Provision for policyholder dividends	562	568	537
Provision for experience rating refunds	225	452	378
Policyholder funds	2,243	2,202	2,134

	92,041	93,978	85,380

Debentures and other debt instruments (note 6)	3,014	1,980	2,204
Funds held under reinsurance contracts	1,944	1,822	3,954
Other liabilities (note 7)	4,138	4,167	3,977
Repurchase agreements	975	997	1,049
Deferred net realized gains	176	2,821	2,693

	102,288	105,765	99,257

Preferred shares (note 10)	813	756	775
Capital trust securities and debentures (note 8)	638	646	647
Non-controlling interests (note 9)
Participating account surplus in subsidiaries	2,021	1,884	1,814
Preferred shares issued by subsidiaries	209	209	209
Perpetual preferred shares issued by subsidiaries	153	154	155

Share capital and surplus

Share capital (note 10)
Perpetual preferred shares	1,099	1,099	1,099
Common shares	4,688	4,676	4,671
Accumulated surplus	6,093	5,858	5,338
Accumulated other comprehensive income	(977)	—	—
Contributed surplus	31	28	23
Currency translation account	—	(547)	(969)

	10,934	11,114	10,162

Liabilities, share capital and surplus	$117,056	$120,528	$113,019

CONSOLIDATED STATEMENTS OF SURPLUS (unaudited)
(in $ millions)
	For the six months ended June 30
	2007	2006

Accumulated surplus
Balance, beginning of year	$5,858	$4,860
Change in accounting policy (note 1(a))	(368)	—
Net income	1,086	931
Common share cancellation excess	—	(24)
Share issue costs - preferred shares	—	(6)
Dividends to shareholders
Perpetual preferred shareholders	(28)	(24)
Common shareholders	(455)	(399)

Balance, end of period	$6,093	$5,338

Accumulated other comprehensive income, net of income taxes (note 14)
Balance, beginning of year	$—	$—
Reclassification from currency translation account (note 1(a))	(547)	—
Change in accounting policy (note 1(a))	257	—
Other comprehensive income	(687)	—

Balance, end of period	$(977)	$—

Contributed surplus
Balance, beginning of year	$28	$19
Stock option expense
Current year expense (note 11)	3	5
Exercised	—	(1)

Balance, end of period	$31	$23

Currency translation account
Balance, beginning of year	$(547)	$(849)
Reclassification to accumulated other comprehensive income (note 1(a))	547	—
Change during the period	—	(120)

Balance, end of period	$—	$(969)

SUMMARY OF CONSOLIDATED COMPREHENSIVE INCOME (unaudited)
(in $ millions)
	For the three months	For the six months
	ended June 30	ended June 30
	2007	2007
	(note 1(a))	(note 1(a))

Net income	$558	$1,086

Other comprehensive income (loss), net of income taxes
Unrealized foreign exchange gains (losses) on translation of foreign operations, net of tax of $0 and $0	(513)	(588)
Unrealized gains (losses) on available for sale assets, net of tax of $22 and $26	(83)	(98)
Unrealized gains (losses) on cash flow hedges, net of tax of $21 and $21	(38)	(38)
Reclassification of realized gains (losses) on available for sale assets, net of tax of $5 and $12, to net income	(2)	(23)
Non-controlling interests (note 9)	60	60

	(576)	(687)

Comprehensive income	$(18)	$399

CONSOLIDATED STATEMENTS OF CASH FLOWS(unaudited)
(in $ millions)
	For the three months ended June 30		For the six months ended June 30
	2007	2006	2007	2006

Operations
Net income	$558	$475	$1,086	$931
Adjustments:
Change in policy liabilities	(1,496)	274	(1,548)	403
Change in funds held by ceding insurers	153	379	441	431
Change in funds held under reinsurance contracts	24	(19)	50	(97)
Change in current income taxes payable	14	15	(30)	(74)
Future income tax expense	(51)	26	(62)	78
Changes in fair value of financial instruments	1,919	—	2,333	—
Other	153	649	(818)	75

Cash flows from operations	1,274	1,799	1,452	1,747

Financing Activities
Issue of common shares	1	5	12	17
Issue of preferred shares	—	300	—	300
Purchased and cancelled common shares	—	(15)	—	(30)
Redemption of preferred shares	—	(12)	—	(12)
Issue of subordinated debentures in subsidiary	1,000	336	1,000	336
Issue of short term commercial paper	124	—	124	—
Repayment of debentures and other debt instruments	(18)	(10)	(27)	(22)
Share issue costs	—	(6)	—	(6)
Dividends paid	(242)	(213)	(483)	(423)

	865	385	626	160

Investment Activities
Bond sales and maturities	5,287	6,200	11,819	13,332
Mortgage loan repayments	502	473	971	911
Stock sales	424	262	777	556
Real estate sales	15	(74)	34	45
Change in loans to policyholders	(126)	(133)	(160)	(220)
Change in repurchase agreements	160	4	(267)	118
Investment in bonds	(5,362)	(7,412)	(11,305)	(14,505)
Investment in mortgage loans	(690)	(673)	(1,284)	(1,205)
Investment in stocks	(664	(285)	(1,236)	(638)
Investment in real estate	(83)	(44)	(196)	(116)

	(537)	(1,682)	(847)	(1,722)

Effect of changes in exchange rates on cash
and cash equivalents	(166)	10	(182)	40

Increase in cash and cash equivalents	1,436	512	1,049	225

Cash and cash equivalents, beginning of period	2,696	2,674	3,083	2,961

Cash and cash equivalents, end of period	4,132	3,186	4,132	3,186

Notes to Interim Consolidated Financial Statements (unaudited)

(in $ millions except per share amounts)

1.	Basis of Presentation and Summary of Accounting Policies

The interim unaudited consolidated financial statements of Great-West Lifeco Inc. (Lifeco or the Company) at June 30, 2007 have been prepared in accordance with Canadian generally accepted accounting principles, using the same accounting policies and methods of computation followed in the consolidated financial statements for the year ended December 31, 2006 except as noted below. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto in the Company’s annual report dated December 31, 2006.

(a)	Financial Instruments

Effective January 1, 2007, the Company adopted the Canadian Institute of Chartered Accountants (CICA) Handbook Section 4211, Life Insurance Enterprises; Section 3855, Financial Instruments – Recognition and Measurement; Section 3865, Hedges; Section 1530, Comprehensive Income.

In addition to the adoption of the CICA standards, the Company adopted The Office of the Superintendent of Financial Institutions Canada Guideline D-10, Accounting for Financial Instruments Designated as “Held for Trading” (Fair Value Option)(OSFI D-10), which provides additional guidance to certain federally regulated financial institutions, including life insurance companies.

Under the new guidance, all financial assets, including derivatives, must be classified as available for sale, held for trading, held to maturity, or loans and receivables. All financial liabilities, including derivatives, must be classified as held for trading or other. All financial instruments classified as available for sale or held for trading are recognized at fair value on the Consolidated Balance Sheets while financial instruments classified as loans and receivables or other will continue to be measured at amortized cost using the effective interest rate method. The standards allow the Company to designate certain financial instruments, on initial recognition, as held for trading. This option has been limited by the requirements of OSFI D-10.

Changes in the fair value of financial instruments classified as held for trading are reported in net income. Unrealized gains or losses on financial instruments classified as available for sale are reported in Other Comprehensive Income until they are realized by the Company.

The new guidance introduces the concept of Consolidated Other Comprehensive Income, which tracks unrealized gains and losses experienced by the Company on certain investments and derivative instruments, and the currency translation account movement. Consolidated Other Comprehensive Income together with Consolidated Net Income provides the financial statement reader with Consolidated Comprehensive Income. Consolidated Comprehensive Income is the total of all realized and unrealized income, expenses, gains and losses related to the Consolidated Balance Sheets including currency translation gains and losses on foreign subsidiary operations.

Unless otherwise stated below, financial assets and liabilities will remain on the Consolidated Balance Sheets at amortized cost.

Certain investments, primarily investments actively traded in a public market, and certain financial liabilities are measured at their fair value. Investments backing actuarial liabilities, investments backing participating account surplus in The Canada Life Assurance Company (Canada Life), and preferred shares classified as liabilities are designated as held for trading using the fair value option. Changes in the fair value of these investments flow through net income. This impact is largely offset by corresponding changes in the actuarial liabilities which also flow through net income. Investments backing shareholder capital and surplus, with the exception of the investments backing participating account surplus in Canada Life, are classified as available for sale. Unrealized gains and losses on these investments flow through Other Comprehensive Income until they are realized. Certain investment portfolios are classified as held for trading as a reflection of their underlying nature. Changes in the fair value of these investments flow through net income. There has been no change to the Company’s method of accounting for real estate or loans.

Derivative instruments, previously off-balance sheet, are recognized at their market value in the Consolidated Balance Sheets (note 5 and 7). Changes in the fair value of derivatives are recognized in net income except for derivatives designated as effective cash flow hedges.

Derivatives embedded in financial instruments, or other contracts, which are not closely related to the host financial instrument, or contract, must be bifurcated and recognized independently. The change in accounting policy related to embedded derivatives did not have a significant impact on the financial statements of the Company.

Three types of hedging relationships are permitted under the new guidance: fair value hedges, cash flow hedges, and hedges of net investments in self-sustaining foreign operations. Changes in fair value hedges are recognized in net income. The effective portion of cash flow hedges and hedges of net investments in self-sustaining foreign operations is offset through Other Comprehensive Income until the variability in cash flows being hedged is recognized in net income.

Trade-date accounting will be used to account for all regular-way purchase or sale of investments traded on a public market and derivative instruments. Settlement-date accounting will be used to account for all regular-way purchase or sale of investments not traded on a public market.

Transaction costs for financial assets and liabilities classified or designated as held for trading will be recognized immediately in net income. Transaction costs for financial assets classified as available for sale or loans and receivables will be added to the value of the instrument at acquisition and be taken into net income using the effective interest rate method. Transaction costs for financial liabilities classified as other than held for trading will be recognized immediately in net income.

On January 1, 2007, transition adjustments were made to certain existing financial instruments to adjust their carrying value to market, to recognize derivative financial instruments on the balance sheet, to eliminate the recognition of deferred realized gains with corresponding adjustments to actuarial liabilities and opening accumulated surplus.

The following table summarizes the adjustments made to adopt the new standards:

	December 31,		Adjusted
	2006	Opening	January 1,
	as reported	adjustments	2007
	(note 1(d))
Assets

Bonds	$65,246	$(65,246)	$—
Classified as available for sale	—	5,675	5,675
Classified as held for trading	—	48,799	48,799
Designated as held for trading	—	1,650	1,650
Loans and receivables	—	10,035	10,035
	65,246	913	66,159

Mortgage loans	15,334	(46)	15,288

Stocks	4,766	(4,460)	306
Classified as available for sale	—	904	904
Classified as held for trading	—	4,210	4,210
	4,766	654	5,420

All other assets	35,182	(43)	35,139

Total assets	$120,528	$1,478	$122,006

Liabilities

Policy liabilities	$93,978	$3,896	$97,874
Funds held under reinsurance contracts	1,822	121	1,943
Deferred net realized gains	2,821	(2,628)	193
Preferred share liability (Series D and E)	756	71	827
All other liabilities	7,790	—	7,790
	107,167	1,460	108,627

Non-controlling interests
Participating account surplus in subsidiaries	1,884	129	2,013
Other non-controlling interests	363	—	363

Share capital and surplus

Share capital	5,775	—	5,775

Shareholder surplus
Accumulated surplus	5,858	(368)	5,490
Accumulated other comprehensive income	—	(290)	(290)
Contributed surplus	28	—	28
Currency translation account	(547)	547	—

	11,114	(111)	11,003

Liabilities, share capital and surplus	$120,528	$1,478	$122,006

(b)	Determining Variable Interest Entities

The Company adopted the Emerging Issues Committee (EIC) of the CICA EIC-163, Determining the Variability to be Considered in Applying AcG-15 on January 1, 2007. EIC-163 provides additional guidance on consolidation of variable interest entities.

(c)	New Accounting Requirements

Capital Disclosures

Effective January 1, 2008, the Company will be required to comply with CICA Handbook Section 1535, Capital Disclosures. The section establishes standards for disclosing information that enables users of financial statements to evaluate the entity’s objectives, policies and processes for managing capital. The new requirements are for disclosure only and will not impact financial results of the Company.

Financial Instrument Disclosure and Presentation

Effective January 1, 2008, the Company will be required to comply with CICA Handbook Section 3862, Financial Instruments – Disclosures, and Section 3863, Financial Instruments – Presentation. These sections will replace existing Section 3861, Financial Instruments – Disclosure and Presentation. Presentation standards are carried forward unchanged. Disclosure standards are enhanced and expanded to complement the changes in accounting policy adopted in accordance with Section 3855, Financial Instruments – Recognition and Measurement.

(d)	Comparative Figures

Certain of the 2006 amounts presented for comparative purposes have been reclassified to conform to the presentation adopted in the current year. This reclassification has resulted in an increase to total assets of $65 at December 31, 2006 and $74 at June 30, 2006, with a corresponding increase in total liabilities.

Comparative figures have not been restated to conform with the new Financial Instruments accounting policies adopted January 1, 2007. CICA guidance explicitly prevents restatement of comparative information under the new standards.

2.	Portfolio Investments
(a)	Carrying values of the portfolio investments are as follows:

	June 30, 2007						December 31,	June 30,
	Market Value			Amortized Cost		Total	2006	2006

	Available	Held for trading[1]		Loans and	Non-financial		Carrying	Carrying
	for sale	Designated	Classified	receivables	Instruments		value	value

Bonds
- government	$1,850	$18,855	$908	$1,977	$—	$23,590	$22,069	$19,217
- corporate	3,213	34,646	684	7,323	—	45,866	43,177	41,262
	5,063	53,501	1,592	9,300	—	69,456	65,246	60,479

Mortgage loans
- residential	—	—	—	7,230	—	7,230	7,342	7,272
- non-residential	—	—	—	7,942	—	7,942	7,992	7,583
	—	—	—	15,172	—	15,172	15,334	14,855

Stocks	844	4,709	—	—	313	5,866	4,766	4,236

Real estate	—	—	—	—	2,207	2,207	2,216	1,868

	$5,907	$58,210	$1,592	$24,472	$2,520	$92,701	$87,562	$81,438

1Investments can be held for trading in two ways: designated as held for trading at the option of management; or, classified as held for trading if they are actively traded for the purpose of earning investment income.

(b)

Stocks include the Company’s investment in an affiliated company, IGM Financial Inc. (IGM), a member of the Power Financial Corporation group of companies, over which it exerts significant influence but does not control. As a result of changes in circumstances, the investment is accounted for using the equity method of accounting as at January 1, 2007. The portfolio method of accounting was used to account for the Company’s investment in IGM in prior years.

	June 30,	December 31,	June 30,
	2007	2006	2006

Carrying value, beginning of year	$306	$276	$276
Equity method earnings	14	—	—
Dividends	(7)	—	—
Portfolio method earnings	—	30	15

Carrying value, end of period	$313	$306	$291

Share of equity, end of period	$142	$133	$127

Fair value, end of period	$476	$452	$410

The Company owns 9,205,911 shares of IGM at June 30, 2007 (9,205,933 at December 31, 2006; 9,205,705 at June 30, 2006) representing a 3.48% ownership interest (3.48% at December 31, 2006; 3.48% at June 30, 2006).

3.	Net Investment Income

Net investment income is comprised of the following:

For the three months		Mortgage		Real
ended June 30, 2007	Bonds	loans	Stocks	estate	Other	Total

Regular net investment income:
Investment income earned	$950	$224	$44	$26	$212	$1,456
Net realized gains (losses)
(available for sale)	7	—	—	—	—	7
Net realized gains (losses)
(other classifications)	11	9	—	—	—	20
Recovery of credit losses	—	4	—	—	—	4
Amortization of deferred net realized gains	—	—	—	18	—	18
Other income and expenses	—	—	—	—	(18)	(18)
	968	237	44	44	194	1,487

Changes in fair value on held for trading assets:
Net realized/ unrealized gains (losses)
(classified held for trading)	(18)	—	—	—	—	(18)
Net realized/ unrealized gains (losses)
(designated held for trading)	(1,967)	—	133	—	(79)	(1,913)

	(1,985)	—	133	—	(79)	(1,931)

Net investment income	$(1,017)	$237	$177	$44	$115	$(444)

For the three months ended June 30, 2006	Bonds	Mortgage loans	Stocks	Real estate	Other	Total

Investment income earned	$1,009	$215	$32	$28	$107	$1,391
Amortization of net realized and
unrealized gains	63	12	48	15	—	138
Recovery for credit losses	4	1	—	—	—	5
Investment expenses	—	—	—	—	(18)	(18)

Net investment income	$1,076	$228	$80	$43	$89	$1,516

For the six months ended June 30, 2007	Bonds	Mortgage loans	Stocks	Real estate	Other	Total

Regular net investment income:
Investment income earned	$1,875	$448	$88	$61	$364	$2,836
Net realized gains (losses)
(available for sale)	32	—	3	—	—	35
Net realized gains (losses)
(other classifications)	13	15	—	—	—	28
Recovery of credit losses	1	4	—	—	—	5
Amortization of deferred net realized gains	—	—	—	37	—	37
Other income and expenses	—	—	—	—	(36)	(36)
	1,921	467	91	98	328	2,905

Changes in fair value on held for trading assets:
Net realized/ unrealized gains (losses)
(classified held for trading)	(21)	—	—	—	—	(21)
Net realized/ unrealized gains (losses)
(designated held for trading)	(2,446)	—	212	—	(92)	(2,326)
	(2,467)	—	212	—	(92)	(2,347)

Net investment income	$(546)	$467	$303	$98	$236	$558

For the six months ended June 30, 2006	Bonds	Mortgage loans	Stocks	Real estate	Other	Total

Investment income earned	$1,809	$431	$65	$54	$206	$2,565
Amortization of net realized and
unrealized gains	124	24	124	29	—	301
Recovery for credit losses	6	1	—	—	—	7
Investment expenses	—	—	—	—	(34)	(34)

Net investment income	$1,939	$456	$189	$83	$172	$2,839

4.	Financing Charges
Financing charges consist of the following:

	For the three months ended June 30		For the six months ended June 30
	2007	2006	2007	2006

Interest on long-term debentures and other debt instruments	$32	$30	$62	$57
Preferred share dividends	9	9	18	19
Unrealized gains on preferred shares classified as
held for trading	(12)	—	(14)	—
Subordinated debenture issue costs	13	—	13	—
Other	1	2	6	3
Interest on capital trust debentures	12	12	24	24
Distributions on capital trust securities held by consolidated
group as temporary investments	(2)	(2)	(5)	(5)
Total	$53	$51	$104	$98

5.	Other Assets

Other assets consist of the following:

	June 30, 2007	December 31, 2006	June 30, 2006

Premiums in course of collection	$535	$566	$572
Interest due and accrued	1,049	1,009	927
Derivative financial instruments (note 1(a))	796	—	—
Other investment receivables	319	—	—
Future income taxes	398	369	367
Fixed assets	259	263	256
Prepaid expenses	55	64	76
Accounts receivable	709	754	648
Accrued pension asset	202	189	181
Other	705	503	396
	$5,027	$3,717	$3,423

6.	Debentures and Other Debt Instruments

Debentures and other debt instruments consist of the following:

	June 30, 2007	December 31 2006	June 30, 2006
Short term
Commercial paper and other short term debt instruments with interest rates from 5.3% to 5.4% (5.2% to 5.3% in 2006)	$200	$110	$103
Revolving credit in respect of reinsurance business with interest rates of 6.0% maturing within one year (6.0% in 2006)	1	1	2

Total short term	201	111	105
Long term
Operating:
Note payable with interest rate of 8.0%	7	8	8
Capital:
Lifeco
6.75% Debentures due August 10, 2015, unsecured	200	200	200
6.14% Debentures due March 21, 2018, unsecured	200	200	200
6.74% Debentures due November 24, 2031, unsecured	200	200	200
6.67% Debentures due March 21, 2033, unsecured	400	400	400

	1,000	1,000	1,000
Canada Life
Subordinated debentures due September 19, 2011 bearing a fixed rate of 8% until 2006 and, thereafter, at a rate equal to the Canadian 90-day Bankers’ Acceptance rate plus 1%, unsecured	—	—	250
Subordinated debentures due December 11, 2013 bearing a fixed rate of 5.8% until 2008 and, thereafter, at a rate equal to the Canadian 90-day Bankers’ Acceptance rate plus 1%, unsecured	200	200	200
6.40% Subordinated debentures due December 11, 2028, unsecured	100	100	100
Acquisition related fair market value adjustment	4	5	8

	304	305	558
Great-West Life & Annuity Insurance Capital, LP
6.625% Deferrable debentures due November 15, 2034, unsecured (U.S.$175)	184	205	197

Great-West Life & Annuity Insurance Capital, LP II
7.153% Subordinated debentures due May 16, 2046, unsecured (U.S.$300)	318	351	336

Great-West Lifeco Finance (Delaware) LP
Subordinated debentures due June 21, 2067 bearing an interest rate of 5.691% until 2017 and, thereafter, at a rate equal to the Canadian 90-day Bankers’ Acceptance rate plus 1.49%, unsecured	1,000	—	—

Total long term	2,813	1,869	2,099

Total debentures and other debt instruments	$3,014	$1,980	$2,204

On June 20, 2007, Lifeco borrowed $124 under an existing revolving line of credit facility with a Canadian chartered bank.

During the second quarter of 2007, the Company issued $1.0 billion of 5.691% Subordinated Debentures through its wholly-owned subsidiary Great-West Lifeco Finance (Delaware) LP. The subordinated debentures are due June 21, 2067 and bear an interest rate of 5.691% until June 21, 2017. After June 21, 2017, the subordinated debentures will bear an interest rate of the three month bankers’ acceptance rate plus 1.49%. The subordinated debentures may be redeemed by the Company at the principal amount plus any unpaid and accrued interest after June 21, 2017.

7.	Other Liabilities

Other liabilities consist of the following:

	June 30,	December 31,	June 30,
	2007	2006	2006

Current income taxes	$214	$246	$260
Accounts payable	383	459	384
Post-retirement benefits provision	521	520	521
Bank overdraft	430	446	464
Future income taxes	373	369	306
Derivative financial instruments (note 1(a))	154	—	2
Other	2,063	2,127	2,040
	$4,138	$4,167	$3,977

8.	Capital Trust Securities and Debentures

	June 30,	December 31,	June 30,
	2007	2006	2006
Capital trust debentures:
5.995% Senior debentures due December 31, 2052, unsecured (GWLCT)	350	350	350
6.679% Senior debentures due June 30, 2052, unsecured (CLCT)	300	300	300
7.529% Senior debentures due June 30, 2052, unsecured (CLCT)	150	150	150

	800	800	800
Acquisition related fair market value adjustment	29	31	32
Trust securities held by consolidated group as temporary investments	(191)	(185)	(185)

Total	$638	$646	$647

Great-West Life Capital Trust (GWLCT), a trust established by The Great-West Life Assurance Company (Great-West Life), had issued $350 of capital trust securities, the proceeds of which were used by GWLCT to purchase Great-West Life senior debentures in the amount of $350, and Canada Life Capital Trust (CLCT), a trust established by Canada Life, had issued $450 of capital trust securities, the proceeds of which were used by CLCT to purchase Canada Life senior debentures in the amount of $450.

9.	Non-Controlling Interests

The Company controlled a 100% equity interest in Great-West Life, London Life Insurance Company (London Life), Canada Life and Great-West Life & Annuity Insurance Company (GWL&A) at June 30, 2007 and June 30, 2006.

(a)	The non-controlling interests of Great-West Life, London Life, Canada Life, GWL&A and their subsidiaries reflected in the Summary of Consolidated Operations are as follows:

	For the three months		For the six months
	ended June 30		ended June 30
	2007	2006	2007	2006
Participating account
Net income attributable to participating
account before policyholder dividends
Great-West Life	$31	$30	$61	$59
London Life	180	190	346	352
Canada Life	52	45	105	92
GWL&A	24	26	74	69
	287	291	586	572

Policyholder dividends
Great-West Life	(27)	(25)	(54)	(51)
London Life	(149)	(141)	(295)	(280)
Canada Life	(51)	(44)	(103)	(90)
GWL&A	(22)	(24)	(67)	(64)
	(249)	(234)	(519)	(485)
Net income - participating account	38	57	67	87

Preferred shareholder dividends of subsidiaries	5	5	9	9

Total	$43	$62	$76	$96

(b)	The carrying value of non-controlling interests consist of the following:

	June 30,	December 31,	June 30,
	2007	2006	2006
Participating account surplus:
Great-West Life	$409	$370	$380
London Life	1,430	1,275	1,218
Canada Life	30	35	27
GWL&A	243	204	189

Participating account accumulated other comprehensive income:
Great-West Life	5	—	—
London Life	(49)	—	—
Canada Life	2	—	—
GWL&A	(49)	—	—

	$2,021	$1,884	$1,814

Preferred shares issued by subsidiaries:
Great-West Life Series L, 5.20% Non-Cumulative	$52	$52	$52
Great-West Life Series O, 5.55% Non-Cumulative	157	157	157

	$209	$209	$209

Perpetual preferred shares issued by subsidiaries:
CLFC Series B, 6.25% Non-Cumulative	$145	$145	$145
Acquisition related fair market value adjustment	8	9	10

	$153	$154	$155

(c)	The non-controlling interests of Great-West Life, London Life, Canada Life, GWL&A and their subsidiaries reflected in Other Comprehensive Income are as follows:

	For the three months	For the six months
	ended June 30	ended June 30
	2007	2007
Participating account
Other comprehensive income attributable
to participating account
Great-West Life	$(4)	$(5)
London Life	(34)	(34)
Canada Life	—	—
GWL&A	(22)	(21)
Other comprehensive income -
participating account	$(60)	$(60)

10.     Capital

Authorized
Unlimited First Preferred Shares, Class A Preferred Shares and Second Preferred Shares,
Unlimited Common Shares

Issued and outstanding

	June 30, 2007		December 31, 2006		June 30, 2006
	Number	Carrying value	Number	Stated value	Number	Stated value
Classified as liabilities
Preferred shares:
Designated as held for trading (1)
Series D, 4.70% Non-Cumulative
First Preferred Shares	7,978,900	$206	7,978,900	$199	7,978,900	$199
Series E, 4.80% Non-Cumulative
First Preferred Shares	22,282,215	607	22,282,215	557	23,022,915	576

	30,261,115	$813	30,261,115	$756	31,001,815	$775

Classified as equity
Perpetual preferred shares:
Series F, 5.90% Non-Cumulative
First Preferred Shares	7,957,001	$199	7,957,001	$199	7,957,001	$199
Series G, 5.20% Non-Cumulative
First Preferred Shares	12,000,000	300	12,000,000	300	12,000,000	300
Series H, 4.85% Non-Cumulative
First Preferred Shares	12,000,000	300	12,000,000	300	12,000,000	300
Series I, 4.50% Non-Cumulative
First Preferred Shares	12,000,000	300	12,000,000	300	12,000,000	300

	43,957,001	$1,099	43,957,001	$1,099	43,957,001	$1,099

Common shares:
Balance, beginning of year	891,151,789	$4,676	890,689,076	$4,660	890,689,076	$4,660
Purchased and cancelled under
Normal Course Issuer Bid	—	—	(1,847,300)	(9)	(1,023,300)	(6)
Issued under Stock Option Plan	1,082,557	12	2,310,013	25	1,604,850	17

Balance, end of period	892,234,346	$4,688	891,151,789	$4,676	891,270,626	$4,671

(1)The Company has elected to designate the outstanding Preferred Shares Series D and Series E, as held for trading resulting in an increase of $71 in the carrying value effective January 1, 2007 (see note 1(a)). The effect of the change at June 30, 2007 is an increase of $57 (Series D - $7, Series E -$50). The stated value at maturity is $25.00 per share plus accrued dividends.

11.       Stock Based Compensation

No options were granted under the Company’s stock option plan during the second quarter 2007 and 1,749,000 options were granted during the first quarter of 2007 (no options were granted during the first quarter of 2006 and 50,000 options were granted during the second quarter of 2006). The weighted-average fair value of options granted during the six months ended June 30, 2007 were $7.49 per option ($5.48 per option during the six months ended June 30, 2006). Compensation expense of $3 after tax has been recognized in the Summary of Consolidated Operations for the six months ended June 30, 2007 ($5 after tax for the six months ended June 30, 2006).

12.	Pension Plans and Other Post Retirement Benefits
The total benefit costs included in operating expenses are as follows:

	For the three months		For the six months
	ended June 30		ended June 30
	2007	2006	2007	2006

Pension benefits	$11	$19	$22	$39
Other benefits	5	5	10	11

Total	$16	$24	$32	$50

13.	Earnings Per Common Share

	For the three months		For the six months
	ended June 30		ended June 30
	2007	2006	2007	2006
a) Earnings

Net income - common shareholders	$544	$461	$1,058	$907

b) Number of common shares

Average number of common shares outstanding	892,170,991	890,989,489	891,871,142	890,989,489
Add:

-Potential exercise of outstanding stock options	6,612,015	6,649,699	6,818,203	6,649,699

Average number of common shares outstanding - diluted basis	898,783,006	897,639,188	898,689,345	897,639,188

Earnings per common share

Basic	$0.610	$0.516	$1.186	$1.017

Diluted	$0.606	$0.513	$1.177	$1.010

14.	Accumulated Other Comprehensive Income
	For the six months ended June 30, 2007
	Unrealized foreign exchange gains (losses) on translation of foreign operation	Unrealized gains (losses) on available for sale assets	Unrealized gains (losses) on cash flow hedges	Total	Non – controlling interest	Shareholder

Balance, beginning of year	$—	$—	$—	$—	$—	$—

Opening transition adjustments	(591)	379	—	(212)	26	(186)
Income tax	—	(108)	—	(108)	4	(104)
	(591)	271	—	(320)	30	(290)

Other comprehensive income	(588)	(159)	(59)	(806)	64	(742)
Income tax	—	38	21	59	(4)	55
	(588)	(121)	(38)	(747)	60	(687)

Balance, end of period	$(1,179)	$150	$(38)	$(1,067)	$90	$(977)

15.	Acquisitions
(a)	Putnam Investment Trust

On February 1, 2007, Lifeco announced that it had entered into agreements with Marsh & McLennan Companies, Inc. whereby Lifeco will acquire the asset management business of Putnam Investment Trust (Putnam), and Great-West Life will acquire Putnam’s 25% interest in T.H. Lee Partners for approximately $371 (U.S. $350). The parties will make an election under section 338(h)(10) of the U.S. Internal Revenue Code that will result in a tax benefit that Lifeco intends to securitize for approximately $583 (U.S. $550). In aggregate these transactions represent a value of approximately $4.1 billion (U.S. $3.9 billion).

Funding for the transaction will come from internal resources as well as from proceeds of an issue of Lifeco common shares of no more than $1.2 billion, the issuance of debentures and hybrids, a bank credit facility, and an acquisition tax benefit securitization.

Also refer to note 17, Subsequent Events.

(b)	Other Acquisitions

On May 31, 2007, GWL&A  acquired an 80% equity interest in Benefits Management Corporation (BMC). The assets acquired, liabilities assumed and the Company’s equity interest in the results of BMC’s operations have been included in its consolidated financial statements since that date. The acquisition will add approximately 90,000 members to the Company’s medical membership. BMC’s principal subsidiary, Allegiance Benefit Management, Inc., is a Montana-based third-party administrator of employee health plans.

The value of identifiable intangible assets acquired reflects the estimated fair value of the Company’s interest in BMC’s customer base at the time of acquisition. The value of the identifiable intangible assets will be amortized in relation to the expected economic benefits of the business acquired. If actual experience differs from expectations, the amortization will be adjusted to reflect actual experience.

16.	Segmented Information

Consolidated Operations

For the three months ended June 30, 2007

		United		Lifeco
	Canada	States	Europe	Corporate	Total

Income:
Premium income	$1,888	$673	$1,705	$—	$4,266
Net investment income
Regular net investment income	621	359	496	11	1,487
Changes in fair value on held for trading assets	(643)	(229)	(1,059)	—	(1,931)
Total net investment income	(22)	130	(563)	11	(444)
Fee and other income	254	326	169	—	749

Total income	2,120	1,129	1,311	11	4,571

Benefits and expenses:
Paid or credited to policyholders	1,222	609	933	—	2,764
Other	519	319	192	15	1,045
Amortization of finite life intangible assets	3	3	1	—	7

Net operating income
before income taxes	376	198	185	(4)	755

Income taxes	75	60	21	(2)	154

Net income before non-controlling
interests	301	138	164	(2)	601

Non-controlling interests	34	2	7	—	43

Net income - shareholders	267	136	157	(2)	558

Perpetual preferred share dividends	10	—	4	—	14

Net income - common shareholders	$257	$136	$153	$(2)	$544

For the three months ended June 30, 2006

		United		Lifeco
	Canada	States	Europe	Corporate	Total

Income:
Premium income	$1,636	$677	$2,131	$—	$4,444
Net investment income	686	337	493	—	1,516
Fee and other income	223	290	154	—	667

Total income	2,545	1,304	2,778	—	6,627

Benefits and expenses:
Paid or credited to policyholders	1,617	843	2,499	—	4,959
Other	527	286	176	1	990
Amortization of finite life intangible assets	4	—	1	—	5

Net operating income
before income taxes	397	175	102	(1)	673

Income taxes	91	44	(5)	6	136

Net income before non-controlling
interests	306	131	107	(7)	537

Non-controlling interests	50	4	8	—	62

Net income - shareholders	256	127	99	(7)	475

Perpetual preferred share dividends	11	—	3	—	14

Net income - common shareholders	$245	$127	$96	$(7)	$461

         For the six months ended June 30, 2007

		United		Lifeco
	Canada	States	Europe	Corporate	Total

Income:
Premium income	$3,693	$1,547	$4,639	$—	$9,879
Net investment income
Regular net investment income	1,246	740	907	12	2,905
Changes in fair value on held for trading assets	(674)	(191)	(1,482)	—	(2,347)
Total net investment income	572	549	(575)	12	558
Fee and other income	509	673	331	—	1,513

Total income	4,774	2,769	4,395	12	11,950

Benefits and expenses:
Paid or credited to policyholders	2,990	1,698	3,660	—	8,348
Other	1,097	657	363	16	2,133
Amortization of finite life intangible assets	7	6	2	—	15

Net operating income
before income taxes	680	408	370	(4)	1,454

Income taxes	119	122	53	(2)	292

Net income before non-controlling
interests	561	286	317	(2)	1,162

Non-controlling interests	58	8	10	—	76

Net income - shareholders	503	278	307	(2)	1,086

Perpetual preferred share dividends	21	—	7	—	28

Net income - common shareholders	$482	$278	$300	$(2)	$1,058

For the six months ended June 30, 2006

		United		Lifeco
	Canada	States	Europe	Corporate	Total

Income:
Premium income	$3,211	$1,369	$3,559	$—	$8,139
Net investment income	1,370	672	797	—	2,839
Fee and other income	439	587	298	—	1,324

Total income	5,020	2,628	4,654	—	12,302

Benefits and expenses:
Paid or credited to policyholders	3,145	1,681	4,134	—	8,960
Other	1,147	575	277	2	2,001
Amortization of finite life intangible assets	7	—	2	—	9

Net operating income
before income taxes	721	372	241	(2)	1,332

Income taxes	173	105	19	8	305

Net income before non-controlling
interests	548	267	222	(10)	1,027

Non-controlling interests	78	6	12	—	96

Net income - shareholders	470	261	210	(10)	931

Perpetual preferred share dividends	21	—	3	—	24

Net income - common shareholders	$449	$261	$207	$(10)	$907

17.	Subsequent Events

(a)

On July 5, 2007, Canada Life acquired all of the remaining outstanding common shares of Crown Life Insurance Company (Crown Life) for cash consideration of $115. The allocation of the purchase price to the assets acquired and liabilities assumed is expected to be completed during the remainder of 2007. It is anticipated that the acquisition will result in an increase in invested assets of approximately $533, an increase in other assets of approximately $32, an increase in policyholder liabilities of approximately $383 and an increase in other liabilities of approximately $67. Results of Crown Life will be included in the Summary of Consolidated Operations from the date of acquisition and are not expected to have a material impact to the financial results of the Company.

(b)	On July 23, 2007, Great-West Life announced its intention to redeem all 2,093,032 Non-Cumulative Preferred Shares, Series L on October 31, 2007 for cash redemption price of $25.00 per share.

(c)	Putnam Investment Trust

Related to the acquisition of Putnam Investment Trust, all regulatory approvals have been received and the pre-closing conditions have been satisfied. The transaction is expected to close in the third quarter.